                                                                    Exhibit 10.8

                               GUARANTEE AGREEMENT
                                      AMONG
                     THE EDUCATION RESOURCES INSTITUTE, INC.
                                       AND
                       KEY BANK USA, NATIONAL ASSOCIATION
                                       AND
                       THE FIRST NATIONAL BANK OF CHICAGO,
NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS ELIGIBLE LENDER TRUSTEE ON BEHALF
                      OF KEYCORP STUDENT LOAN TRUST 1999-A


         This Guarantee Agreement (the "Guarantee Agreement") is made and entered into as of the 13th day of July, 1998, by and among THE EDUCATION RESOURCES INSTITUTE, INC. ("TERI"), a private non-profit corporation organized under Chapter 180 of the Massachusetts general laws with its principal place of business at 330 Stuart Street, Suite 500, Boston, Massachusetts 02116-5237, KEY BANK USA, NATIONAL ASSOCIATION, a national bank organized and existing under the laws of the United States ("Seller"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee ("Eligible Lender Trustee") on behalf of KeyCorp Student Loan Trust 1999-A (the "Trust").

         WHEREAS, Law Access Inc., or its predecessor in interest, Law School Admission Services, Inc., each of which is a nonstock corporation organized under the laws of the State of Delaware (collectively "LAI"), administers the Access Group(sm) Loan Programs (the "Program") whereby law, medical, dental, business and other graduate students may apply for loans to finance their education and certain post-graduate education expenses.

         WHEREAS, TERI has guaranteed and will guarantee certain Loans (as defined below) originated under the Programs for which federal guarantees or reinsurance is not available under the Higher Education Act of 1965, as amended 41.(the "Private Loans");

         WHEREAS, as a Lender in the Program, Seller has made loans to Eligible Borrowers (as defined below) and in anticipation of a public offering of securities by the Trust (the "Public Offering") will transfer to Eligible Lender Trustee on behalf of the Trust a portion of the Loans (as defined below) made by Seller under the Program and from time to time before and after such Public Offering may transfer to Eligible Lender Trustee on behalf of the Trust certain additional Loans and certain guarantee fee advances under existing Loans (all such Loans and related advances acquired by Eligible Lender Trustee on behalf of the Trust are hereinafter collectively referred to as the "Financed Private Loans");

         WHEREAS, the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA") and EFS Services, Inc., an Indiana corporation ("EFS"), have each agreed to act as servicer (each a "Servicer" and together, the "Servicers") and service the Financed Private Loans; and


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         WHEREAS, TERI, Seller, and Eligible Lender Trustee wish to enter into an agreement whereby TERI guarantees the payment of the principal of and interest on certain of the Financed Private Loans, as specified herein and subject to the terms and conditions contained in this Guarantee Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TERI, Seller and Eligible Lender Trustee agree as follows:

                                   SECTION 1.

                                  DEFINITIONS.
                                  ------------

         Wherever used in this Guarantee Agreement, unless the content indicates a contrary intent or unless otherwise specifically provided in this Guarantee Agreement, capitalized terms shall have the meanings set forth below:

         "Administration Agreement" means the Administration Agreement to be entered into in connection with the Public Offering by and among the Trust, Seller in its capacity as Administrator ("Administrator"), and Bankers Trust Company, not in its individual capacity but solely as Indenture Trustee ("Indenture Trustee").

         "Coordination Agreement" shall mean the applicable Coordination Agreements entered into in connection with the Program, by and among LAI doing business as the Access Group(sm), PHEAA, Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance Guarantor ("ASA"), TERI, and Seller, as the same may be amended from time to time.

         "Deposit Agreement" means the applicable Deposit Agreements entered into in connection with the Program, by and among TERI, Seller and, with respect to one such Deposit Agreement, SLFC, Inc., a non-profit corporation organized under the laws of the State of Ohio.

         "EFS Servicing Agreements" means the existing arrangement under which EFS services Financed Private Loans and, when executed and delivered, as they apply to EFS, the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement, including all exhibits, addenda and schedules thereto.

         "Eligible Borrower" shall have the meaning specified in the Coordination Agreement.

         "Guarantee Event" shall mean any of the following events:

         (a) Failure by an Eligible Borrower to make monthly principal and/or interest payments on a Financed Private Loan when due, provided such failure persists for a period of one hundred twenty (120) consecutive days;

         (b) The filing by or against an Eligible Borrower of a petition in bankruptcy pursuant to any chapter of the federal bankruptcy code, as amended;


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         (C)      The death of an Eligible Borrower; or

         (d) The total and permanent disability of an Eligible Borrower to be employed on a full-time basis, as certified by two qualified physicians.

         "Loan" shall mean a LAL Loan, BEL Loan and/or REL Loan made under the Programs, together with any advances made with respect thereto.

         "Operating Reserve" means the aggregate value, determined in accordance with generally accepted accounting principles, of certain TERI funds and reserves, namely deferred guarantee fee income, loan loss reserve, designated purpose fund, guarantee reserve fund, the operating fund, or any fund established for the purpose of constituting, in part or in whole, the operating reserve as certified by TERI's independent auditor, and held as security for the performance of TERI's obligations hereunder.

         "Origination and Disbursement Agreements" means the applicable Origination and Disbursement Agreements entered into in connection with the Program, among LAI, PHEAA, ASA, TERI and Seller.

         "PHEAA Servicing Agreements" means the existing arrangement under which PHEAA services Financed Private Loans and, when executed and delivered, as they apply to PHEAA, the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement, including all exhibits, addenda and schedules thereto.

         "Promissory Note" shall mean a promissory note executed by an Eligible Borrower evidencing a Loan.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement to be entered into in connection with the Public Offering among the Trust, Seller, Eligible Lender Trustee, Administrator and the Servicers.

         "Securityholder" means any holder of one or more securities issued by the Trust in connection with the Public Offering.

         "Servicing Agreements" means, collectively, the PHEAA Servicing Agreements and EFS Servicing Agreements.

         "Supplemental Sale and Servicing Agreements" means the Supplemental Sale and Servicing Agreement to be entered into in connection with the Public Offering by and among Administrator, the Trust, Eligible Lender Trustee, Indenture Trustee and the Servicers.

         "TERI Guaranteed Loans" means, collectively, the unpaid and outstanding principal balance (including capitalized interest, if any) of all loans which are guaranteed from time to time by TERI, in whole or in part; provided, that for any loan guaranteed in part by TERI, only that portion of the loan which is guaranteed by TERI shall be included in such unpaid and outstanding principal balance.



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         "Trust Agreement" means the Trust Agreement dated as of July 13, 1998 by and between Seller, as Depositor, and Eligible Lender Trustee, as the same may be amended, including by way of amendment and restatement, from time to time.

                                   SECTION 2.

                               GUARANTEE OF LOANS.
                               -------------------

         2.1. TERI hereby guarantees to Eligible Lender Trustee on behalf of the Trust, unconditionally except as set forth in Section 2.2, the payment of 100% of the principal (including capitalized interest) of and accrued interest on every Financed Private Loan which is a TERI Guaranteed Loan with respect to which a Guarantee Event has occurred. "Accrued Interest" shall mean interest accrued and unpaid to the date of payment in full by TERI. TERI's guarantee shall continue notwithstanding the payment of any penalties or costs by TERI pursuant to the provisions of any Coordination Agreement. TERI will use its best efforts to make payment on its guarantee within thirty (30) days, but in no event later than ninety (90) days, after TERI's receipt of demand stating the name of the Eligible Borrower, setting forth the Guarantee Event that has occurred, and including all documents required under Section 2.2. All payments made by TERI hereunder shall be directed to the applicable Servicer on behalf of the Eligible Lender Trust.

         2.2 TERI's above guarantee with respect to any given Financed Private Loan that is a TERI Guaranteed Loan is conditioned upon the following:

                  (a) The claim must have been filed within the time specified in the applicable Servicing Agreements.

                  (b) The Financed Private Loan must have been originated and disbursed to an Eligible Borrower in accordance with the applicable Coordination Agreement and related Origination and Disbursement Agreement; provided, however, that no claim for guarantee shall be denied by TERI solely because the Financed Private Loan, when added to the other educational Loans for that Eligible Borrower, exceeds the maximum aggregate limits set forth in the applicable Coordination Agreement.

                  (c) The Financed Private Loan must have been serviced in all material respects in accordance with the terms and provisions of the applicable Servicing Agreements.

                  (d) TERI must have received the private guarantee fees, or TERI's share thereof, applicable to the Financed Private Loan in accordance with the applicable Deposit Agreement.

                  (e) TERI must have received the original of the Promissory Note for the Financed Private Loan (or, in the event the original has been lost, misplaced or destroyed, a copy with accompanying affidavit describing with particularity said loss, misplacement or destruction), endorsed to TERI in such manner as to transfer to TERI all rights in and title to such Promissory Note, free and


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                           clear of all liens and encumbrances, and except as
                           set forth in Section 2.4 of this Guarantee Agreement and as permitted by any provision of the applicable Coordination Agreement, of all defenses, counterclaims, offsets, and rights of rescission that might be raised by the Eligible Borrower. Acceptance of a claim by TERI shall not constitute a waiver by TERI of any defenses TERI might have to such claim.

         2.3. TERI's guarantee obligation with respect to any Financed Private Loan that is a TERI Guaranteed Loan shall not be terminated or otherwise affected or impaired (i) by Eligible Lender Trustee's or a Servicer's granting any extension to any Eligible Borrower of time to make the scheduled payments, or by any other indulgence or indulgences Eligible Lender Trustee or a Servicer may grant to any Eligible Borrower, provided that all extensions and other indulgences substantially meet the forbearance standards and other requirements of the applicable Servicing Agreements, (ii) because of any fraud, illegal or improper acts of any Eligible Borrower, or (iii) except as provided in Section 2.4, because any Eligible Borrower may, by operation of law or otherwise, be relieved of liability upon his or her Financed Private Loans.

         2.4. Notwithstanding anything herein to the contrary, in the event that any Financed Private Loan that is a TERI Guaranteed Loan becomes unenforceable because the terms thereof, or the forms of the application or Promissory Note related thereto, violate any provision of applicable state law, TERI shall be obligated to pay Eligible Lender Trustee one-half (1/2) of the unpaid principal balance (including capitalized interest) thereof and accrued interest thereon to the date of payment, and if the unenforceability of the Financed Private Loan is discovered after payment of the guarantee claim has been made in accordance with
Section 2.1, Seller shall forthwith reimburse TERI for one-half (1/2) of TERI's guarantee payment.

         2.5. If TERI denies a claim on any Financed Private Loan that is a TERI Guaranteed Loan on the grounds that it fails to meet the conditions contained within Section 2.2, Eligible Lender Trustee or a Servicer on Eligible Lender Trustee's behalf may thereafter request that TERI reinstate the guarantee of such Financed Private Loan which request will not be unreasonably denied; provided, however, (i) Eligible Lender Trustee or such Servicer corrects the deficiencies and receives three consecutive full monthly payments from the Eligible Borrower and (ii) at the time of Eligible Lender Trustee's or such Servicer's request that the Eligible Borrower is within thirty (30) days of being current on his or her payments on such Financed Private Loan.

         2.6. TERI's guarantee hereunder is continuing and an absolute guarantee of payment covering the Financed Private Loans that are TERI Guaranteed Loans now or hereafter owned by Eligible Lender Trustee on behalf of the Trust.

         2.7. With respect to any Financed Private Loan that is a TERI Guaranteed Loan, if TERI fails to honor its guarantee commitment under this Guarantee Agreement, its guarantee obligation to Eligible Lender Trustee shall be effective immediately, without demand, presentment, protest or notice of any kind, all of which are hereby waived.



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         2.8. TERI agrees not to exercise any right of subrogation, reimbursement, indemnity, contribution or the like against any Eligible Borrower unless and until all of TERI's obligations to Eligible Lender Trustee under this Guarantee Agreement with respect to such Eligible Borrower's Loans have been satisfied in full.

                                   SECTION 3.

                              OBLIGATIONS OF TERI.
                              --------------------

         3.1. (a) TERI shall furnish to Administrator (i) within forty-five (45) days after the end of each of the quarter-annual periods of each of its fiscal years (and, in any event, in each case as soon as it is available) TERI's balance sheet at the end of such period and a profit and loss statement for that period, all certified by a financial officer of TERI, (ii) within ninety (90) days after the end of each of TERI's fiscal years (and, in any event, as soon as it is available), a complete annual financial statement for TERI for that year prepared and certified by an independent public accountant, and (iii) forthwith upon Administrator's written request, such other information about TERI's financial condition as Administrator may reasonably request.

                  (b) TERI shall furnish to any Securityholder upon request a copy of TERI's most recent audited financial statements.

         3.2. TERI covenants that all servicing and collections activities on Financed Private Loans purchased by TERI, and all pre-claim assistance performed by TERI prior to such purchase, shall be performed in compliance with all applicable state and federal laws for the protection of consumers relating to the servicing and collecting of loans, including but not limited to the Fair Debt Collection Practices Act, applicable retail installment acts, and state collection statutes.

         3.3 TERI agrees that so long as this Guarantee Agreement remains in effect:

                  (a) it will not cause or permit its Operating Reserve to fall below 3% of TERI Guaranteed Loans, provided, that if TERI shall obtain reinsurance while this Guarantee Agreement remains in effect, TERI may adjust its Operating Reserve percentage to the same extent that any such adjustment is made to the required level of TERI's Operating Reserves under the substantially similar provisions of other guarantee agreements to which Seller and TERI are parties if the reinsurance obtained applies to the Financed Private Loans that are TERI Guaranteed Loans and TERI observes and complies with respect to such Financed Private Loans with the same terms, conditions or covenants applicable to the adjustment of Operating Reserves under such other guarantee agreements; and

                  (b) at least semi-annually, TERI, at its sole cost and expense, will submit to the Eligible Lender Trustee an actuarial default risk study (the "Actuarial Study"), prepared by a nationally recognized accounting or actuarial firm in accordance with the Code of Professional Conduct and Qualifications Standards of the


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                           American Academy of Actuaries and the then current
                           Actuarial Standards of Practice adopted by the Actuarial Standards Board, which, by its terms, may be relied upon by Seller and the Eligible Lender Trustee and which establishes that TERI's existing loan loss reserves for each loan program are adequate to cover anticipated estimated future net defaults.

                           In the event that its Operating Reserve falls below the level required by (a) above or the Actuarial Report fails to establish the adequacy of loan loss reserves, as described in (b) above, and TERI fails, within 30 days of its receipt of notice of such situation, to provide the Eligible Lender Trustee with evidence that such situation has been corrected, then TERI shall not guarantee any additional loans for any lender and shall not undertake any additional commitments to guarantee any such loans without the express written consent of the Eligible Lender Trustee, which consent shall not be unreasonably withheld; provided, that nothing in this section shall prohibit TERI from continuing to guarantee loans for a lender which has a binding commitment to lend to a borrower; and further provided that nothing in this section shall prohibit TERI from continuing to guarantee loans originated by Seller under the Program or otherwise.

         3.4. TERI agrees that it will not (i) undertake any additional commitments to guarantee any loans, (ii) undertake any additional business opportunities, or (iii) make any gifts or expend any funds, if in its reasonable belief, such additional commitments, guarantees, business opportunities, gifts or expenditures would cause its Operating Reserve to at any time fall below the level required by Section 3.3 of this Guarantee Agreement.

                                   SECTION 4.

               OBLIGATIONS OF SELLER AND ELIGIBLE LENDER TRUSTEE.
               --------------------------------------------------

         4.1. If TERI shall have purchased a Financed Private Loan that is a TERI Guaranteed Loan due to the occurrence of a Guarantee Event, Seller shall purchase such Financed Private Loan from TERI if TERI succeeds, after purchase, in obtaining from the affected Eligible Borrower three (3) full consecutive monthly payments. Seller shall have no obligation to purchase any such Financed Private Loan unless and until (i) the aggregate principal balance (including capitalized interest) on Private Loans (which, for purposes of this Section 4.1, include Financed Private Loans and any other Private Loan which Seller is obligated to repurchase pursuant to the substantially similar provisions of any guarantee agreement to which TERI and Seller are parties) to be purchased equals or exceeds Fifty Thousand Dollars ($50,000) at the time of notice by TERI hereunder; (ii) all such Financed Private Loans subject to purchase are less than thirty (30) days past due at time of such notice, and (iii) TERI provides Seller with written notice of the Financed Private Loans qualifying for purchase hereunder. Seller shall purchase all such Financed Private Loans within forty-five (45) days of receipt of written notice from TERI. This purchase obligation may be invoked by TERI only once as to any Financed Private Loan. In addition to the foregoing, if TERI shall have purchased a Financed Private Loan that is a TERI Guaranteed Loan for which a copy of the Promissory Note was not received as provided in Section 2.2(e), Seller shall purchase such Financed Private Loan within forty-five (45)


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


days of written notice from TERI that the Promissory Note was held unenforceable by a court of competent jurisdiction as the result of the unavailability of the original of such Promissory Note. TERI agrees to endorse the original of such Promissory Note (or, in the event the original has been lost, misplaced, or destroyed, a copy with accompanying affidavit describing with particularity said loss, misplacement or destruction) purchased by Seller in accordance with the provisions of this paragraph in such manner as to transfer to Seller all rights in and title to such Promissory Note, free and clear of all claims, liens, encumbrances, defenses, counterclaims, offsets, and rights of rescission that might be raised by an Eligible Borrower as a result of any action or inaction by TERI in the servicing and collection of such Financed Private Loan during the time such Financed Private Loan was owned by TERI.

         4.2. Eligible Lender Trustee agrees to fully cooperate with TERI in the prosecution of any claim in bankruptcy court to determine the dischargeability of any Financed Private Loan that is a TERI Guaranteed Loan of an Eligible Borrower. Notwithstanding the foregoing, TERI shall be responsible for any and all attorneys' fees and court costs and any costs and expenses of the Eligible Lender Trustee in connection with the prosecution of any claim to determine dischargeability.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES.
                         -------------------------------

         5.1. Each party with respect to itself represents and warrants that the making and performance of this Guarantee Agreement and the activities contemplated under this Guarantee Agreement have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) violate any provision of applicable law, or any applicable regulation, order, decree, writ or injunction, or any provision of its charter or bylaws; or

                  (b) violate or result in the breach of, or constitute a default or require any consent under, any material agreement or material instrument by which it or any of its property may be bound or affected;

and this Guarantee Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with the terms of this Guarantee Agreement subject to (i) the exercise of judicial discretion in accordance with general principles of equity, (ii) the exercise of the police powers of the several states of the United States of America, (iii) the constitutional powers of the United States of America, and (iv) the bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally. Each party with respect to itself further represents and warrants that there is no pending or threatened litigation that would materially impact that party's ability to perform its obligations under this Guarantee Agreement.



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                                   SECTION 6.

                                 MISCELLANEOUS.
                                 --------------

         6.1. The obligations under this Guarantee Agreement of each of the parties are several and distinct, each party being responsible solely for its own performance pursuant to the terms and conditions contained in this Guarantee Agreement. Each party agrees to pay for any loss, liability or expense, including reasonable attorneys' fees resulting from, or attributable to, any breach by that party of its obligations arising under this Guarantee Agreement where the final determination of liability on the part of such party is established by an arbitrator (to which such party has agreed to submit), by a court of law with appropriate jurisdiction or by way of settlement agreed to by such party. This shall not be construed to limit any party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Guarantee Agreement.

         6.2. None of the parties hereto is or will hold itself out to be the agent of any of the other parties with regard to any transaction under or pursuant to this Guarantee Agreement except as otherwise described with respect to the Seller, the Eligible Lender Trustee or the Administrator in the Sale and Servicing Agreement or the Administration Agreement.

         6.3. Each party's respective rights, remedies, powers, privileges, and discretion ("Rights and Remedies") shall be cumulative and not exclusive of any rights. No delays or omissions by any party in exercising or enforcing any of its Rights and Remedies shall operate as or constitute a waiver of them. No waiver by a party of any default under this Guarantee Agreement shall operate as a waiver of any other default under this Guarantee Agreement. No single or partial exercise by a party of any of its Rights and Remedies shall preclude the other or further exercise of such Rights and Remedies. No waiver or modification of a party's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All Rights and Remedies shall be cumulative and not alternative or exclusive, and a party may exercise them at such time or times and in such order of preference as it in its sole discretion may determine.

         6.4. This Guarantee Agreement may be modified only by written agreement of the parties to this Guarantee Agreement, except as may otherwise be set forth in this Guarantee Agreement.

         6.5. Any determination that any provision of this Guarantee Agreement is invalid, illegal, or unenforceable in any respect shall not affect the validity, legality, or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision of this Guarantee Agreement.

         6.6. This Guarantee Agreement shall be governed and construed in accordance with Massachusetts law, without regard to principles of conflict of laws. Eligible Lender Trustee, Seller and TERI each consent to jurisdiction in the Court of Common Pleas for Cuyahoga County, Ohio, the United States District Court for the Northern District of Ohio, Eastern Division, the appropriate Court Department for Suffolk County, located in Boston, Massachusetts, and the United States District Court for the District of Massachusetts, as judicial forums within which any action to enforce the provisions hereof or any disputes arising under this Guarantee Agreement may be brought.



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         6.7. This Guarantee Agreement may not be assigned or delegated by TERI or Seller without Eligible Lender Trustee's written consent. The rights of Eligible Lender Trustee hereunder may be assigned in whole or in part by Eligible Lender Trustee to any permitted successor or to any purchaser of all or any part of its interest in the Financed Private Loans without TERI's approval; provided, however, that Eligible Lender Trustee's obligations hereunder shall be assumed by any such successor or purchaser in writing. TERI acknowledges that Eligible Lender Trustee will pledge the Financed Private Loans and all its rights hereunder to Indenture Trustee and agrees that in the event Indenture Trustee forecloses upon such collateral, Indenture Trustee may exercise any or all of Eligible Lender Trustee's rights hereunder.

         6.8. All notices under this Guarantee Agreement shall be sent by any means requiring receipt signature, or if by facsimile confirmed by first class mail, postage or other delivery charge prepaid to:

  TERI:            Paul C. McCarty
                   Senior Vice President
                   The Education Resources Institute, Inc.
                   330 Stuart Street
                   Boston, Massachusetts 02116-5237

  Seller:          Randall M. Behm
                   Senior Vice President
                   Key Bank USA, National Association
                   800 Superior Avenue, 4th Floor
                   Cleveland, Ohio 44114

  Eligible Lender
  Trustee:         The First National Bank of Chicago,
                   not in its individual capacity but solely as Eligible
                   Lender Trustee on behalf of KeyCorp Student Loan Trust 1998-A
                   Attention: Corporate Trust Administration
                   One First National Plaza, Suite 0126
                            Chicago, Illinois 60670

Any party may, by notice to the other parties in accordance with this section, designate a different address for notices thereafter under this Guarantee Agreement.

         6.9. Notwithstanding anything contained herein to the contrary, this instrument has been signed by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Trust and in no event shall The First National Bank of Chicago in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of Eligible Lender Trustee of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust.



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         IN WITNESS WHEREOF, the undersigned have caused this Guarantee
Agreement to be executed by their duly authorized officers as of the day and year indicated above.


                                             THE EDUCATION RESOURCES INSTITUTE,
                                             INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                             KEY BANK USA, NATIONAL ASSOCIATION


                                             By:
                                                --------------------------------
                                                      Darlene Dimitrijevs
                                                      Vice President







                                            THE FIRST NATIONAL BANK OF
                                            CHICAGO, not in its individual
                                            capacity but solely as Eligible
                                            Lender Trustee on behalf of KeyCorp
                                            Student Loan Trust 1999-A


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



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